Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 12, 2020 on the 2019 and 2018 consolidated financial statements included in the Annual Report of Inuvo, Inc. on Form 10-K for each of the years in the two-year period ended December 31, 2019. We hereby consent to the incorporation by reference of said report in the Registration Statements of Inuvo, Inc. on Form S-3 (File No. 333-220317, effective September 8, 2017) and Forms S-8 (File No. 333-220313, effective September 1, 2017 and File No. 333-220320, effective September 1, 2017).

May 12, 2020
Clearwater, Florida